Exhibit 99.1

Fabrinet Announces First Quarter 2015 Financial Results

BANGKOK, Thailand – November 3, 2014 – Fabrinet (NYSE: FN), a leading provider of advanced optical packaging and precision optical, electro-mechanical and electronic manufacturing services to original equipment manufacturers of complex products, today announced its financial results for the first quarter ended September 26, 2014.

Fabrinet reported total revenue of $189.3 million for the first quarter of fiscal 2015, an increase of 10.3% compared to total revenue of $171.6 million for the comparable period in fiscal 2014. GAAP net income for the first quarter of fiscal 2015 was $11.0 million, or $0.31 per diluted share, compared to GAAP net income of $19.2 million, or $0.55 per diluted share, in the first quarter of fiscal 2014. Non-GAAP net income in the first quarter of fiscal 2015 was $14.5 million, or $0.41 per diluted share, an increase of 2.1% compared to non-GAAP net income of $14.2 million, or $0.40 per diluted share, in the same period a year ago.

Tom Mitchell, Chief Executive Officer of Fabrinet, said, “Fiscal 2015 is off to a strong start and I am particularly pleased with the contribution from new programs in the quarter. While the demand environment remains uncertain, I am confident that our focus on total customer satisfaction will enable us to deliver on our financial goals for the fiscal year.”

Business Outlook

Based on information available as of November 3, 2014, Fabrinet is issuing guidance for the second quarter of fiscal 2015 as follows:

Fabrinet expects second quarter revenue to be in the range of $181 million to $185 million. GAAP net income per share is expected to be in the range of $0.22 to $0.24 with expected non-GAAP net income per share of $0.37 to $0.39, based on approximately 36 million fully diluted shares outstanding.

Conference Call Information

What:	Fabrinet First Quarter 2015 Financial Results Conference Call

When:	Monday, November 3, 2014

Time:	5:00 p.m. ET

Live Call:	(888) 357-3694, domestic
(253) 237-1137, international
Passcode: 25412759

Replay:	(855) 859-2056, domestic
(404) 537-3406, international
Passcode: 25412759

Webcast:	http://investor.fabrinet.com (live and replay)

This press release and any other information related to the call will also be posted on Fabrinet’s website at http://investor.fabrinet.com. A recorded version of this webcast will be available approximately two hours after the call and will be archived on Fabrinet’s website for a period of one year.

About Fabrinet

Fabrinet is a leading provider of advanced optical packaging and precision optical, electro-mechanical, and electronic manufacturing services to original equipment manufacturers of complex products, such as optical communication components, modules and subsystems, industrial lasers and sensors. Fabrinet offers a broad range of advanced optical and electro-mechanical capabilities across the entire manufacturing process, including process design and engineering, supply chain management, manufacturing, advanced packaging, integration, final assembly and test. Fabrinet focuses on production of high complexity products in any mix and any volume. Fabrinet maintains engineering and manufacturing resources and facilities in Thailand, the People’s Republic of China and the United States. For more information visit: www.fabrinet.com.

Forward-Looking Statements

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include all of the statements under the “Business Outlook” section relating to our forecasted operating results for the second quarter of fiscal 2015. These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: less customer demand for our products and services than forecasted; less growth in the optical communications, industrial lasers and sensors markets than we forecast; difficulties expanding into additional markets, such as the semiconductor processing, biotechnology, metrology and materials processing markets; increased competition in the optical manufacturing services markets; difficulties in delivering products and services that compete effectively from a price and performance perspective; our reliance on a small number of customers and suppliers; difficulties in managing our operating costs; difficulties in managing and operating our business across multiple countries (including the U.S., Thailand and the People’s Republic of China); and other important factors as described in reports and documents we file from time to time with the Securities and Exchange Commission (SEC), including the factors described under the section captioned “Risk Factors” in our annual report on Form 10-K, filed on October 16, 2014. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financials

The Company refers to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding the Company’s ongoing operational performance. Non-GAAP net income excludes share-based compensation expenses, investigation costs and income related to flooding. We have excluded these items in order to enhance investors’ understanding of our ongoing operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.

These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in financial and operational decision making. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation.

SOURCE: Fabrinet

Investor Contact:

Jennifer Predmore

215-428-1797

ir@fabrinet.com

Fabrinet

Consolidated Balance Sheets

As of September 26, 2014 and June 27, 2014

(in thousands of U.S. dollars, except share data)	September 26, 2014	June 27, 2014
Assets
Current assets
Cash and cash equivalents	$244,683	$233,477
Trade accounts receivable, net	107,943	101,168
Inventory, net	128,672	124,570
Deferred tax assets	1,642	1,561
Prepaid expenses	1,638	1,691
Other current assets	2,467	2,010

Total current assets	487,045	464,477

Non-current assets
Property, plant and equipment, net	98,058	97,244
Intangibles, net	51	72
Deferred tax assets	1,775	1,775
Deferred debt issuance costs	2,559	989

Total non-current assets	102,443	100,080

Total assets	$589,488	$564,557

Liabilities and Shareholders’ Equity
Current liabilities
Long-term loans from bank, current portion	$6,000	$6,000
Trade accounts payable	101,783	94,853
Income tax payable	1,484	1,024
Accrued payroll, bonus and related expenses	10,919	8,612
Accrued expenses	5,238	4,345
Other payables	8,445	5,795

Total current liabilities	133,869	120,629

Non-current liabilities
Long-term loans from bank, non-current portion	9,000	10,500
Deferred tax liability	1,128	1,040
Severance liabilities	4,671	4,453
Other non-current liabilities	1,268	1,099

Total non-current liabilities	16,067	17,092

Total liabilities	149,936	137,721

Commitments and contingencies
Shareholders’ equity
Preferred shares (5,000,000 shares authorized, $0.01 par value; no shares issued and outstanding as of September 26, 2014 and June 27, 2014)	—	—
Ordinary shares (500,000,000 shares authorized, $0.01 par value; 35,319,755 shares and 35,152,772 shares issued and outstanding as of September 26, 2014 and June 27, 2014, respectively)	353	352
Additional paid-in capital	82,561	80,882
Retained earnings	356,638	345,602

Total shareholders’ equity	439,552	426,836

Total Liabilities and Shareholders’ Equity	$589,488	$564,557

Fabrinet

Consolidated Statements of Operations and Comprehensive Income

For the three months ended September 26, 2014 and September 27, 2013

	Three Months Ended
	September 26,	September 27,
(in thousands of U.S. dollars, except share data)	2014	2013
Revenues	$189,325	$171,551
Cost of revenues	(168,819)	(152,906)

Gross profit	20,506	18,645
Selling, general and administrative expenses	(8,737)	(6,694)
Income related to flooding	—	6,597

Operating income	11,769	18,548
Interest income	374	364
Interest expense	(133)	(206)
Foreign exchange (loss) gain, net	(106)	1,088
Other income	103	184

Income before income taxes	12,007	19,978
Income tax expense	(971)	(781)

Net income	11,036	19,197
Other comprehensive income	—	—

Net comprehensive income	$11,036	$19,197

Earnings per share
Basic	$0.31	$0.55
Diluted	$0.31	$0.55
Weighted average number of ordinary shares outstanding (thousands of shares)
Basic	35,230	34,674
Diluted	35,587	35,138

Fabrinet

Consolidated Statements of Cash Flows

For the three months ended September 26, 2014 and September 27, 2013

	Three Months Ended
	September 26,	September 27,
(in thousands of U.S. dollars)	2014	2013
Cash flows from operating activities
Net income for the period	$11,036	$19,197
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	2,887	2,509
Amortization of intangibles	21	28
Gain on disposal of property, plant and equipment	(46)	—
Income related to flooding	—	(6,597)
Proceeds from insurers for inventory losses related to flooding	—	6,597
Reversal of allowance for doubtful accounts	(1)	(53)
Unrealized gain on exchange rate and fair value of derivative	(208)	(808)
Share-based compensation	1,867	1,563
Deferred income tax	6	438
Other non-cash expenses	387	218
Inventory obsolescence	515	—
Changes in operating assets and liabilities
Trade accounts receivable	(6,773)	(7,348)
Inventory	(4,617)	(5,566)
Other current assets and non-current assets	(404)	60
Trade accounts payable	6,930	13,189
Income tax payable	460	124
Other current liabilities and non-current liabilities	3,773	550
Liabilities to third parties due to flood losses	—	(5,964)

Net cash provided by operating activities	15,833	18,137

Cash flows from investing activities
Purchase of property, plant and equipment	(1,510)	(1,253)
Proceeds from insurers in settlement of claims related to flood damage	46	—

Net cash used in investing activities	(1,464)	(1,253)

Cash flows from financing activities
Payment of debt issuance costs	(1,570)	—
Repayment of long-term loans from bank	(1,500)	(2,417)
Proceeds from issuance of ordinary shares under employee share option plans	2	43
Withholding tax related to net share settlement of restricted share units	(189)	(90)

Net cash used in financing activities	(3,257)	(2,464)

Net increase in cash and cash equivalents	$11,112	$14,420

Movement in cash and cash equivalents
Cash and cash equivalents at beginning of period	$233,477	$149,716
Increase in cash and cash equivalents	11,112	14,420
Effect of exchange rate on cash and cash equivalents	94	(276)

Cash and cash equivalents at end of period	$244,683	$163,860

Fabrinet

Reconciliation of GAAP measures to non-GAAP measures

(in thousands of U.S. dollars, except per share data)

(unaudited)

	Three Months Ended
	September 26,	September 26,	September 27,	September 27,
	2014	2014	2013	2013
	Net income	Diluted EPS	Net income	Diluted EPS
GAAP measures	11,036	0.31	19,197	0.55
Items reconciling GAAP net income & EPS to non-GAAP net income & EPS:
Related to cost of revenues:
Share-based compensation expenses	368	0.01	307	0.01

Total related to gross profit	368	0.01	307	0.01

Related to selling, general and administrative expenses:
Share-based compensation expenses	1,499	0.04	1,256	0.04
Investigation costs	1,600	0.05	—	—

Total related to selling, general and administrative expenses	3,099	0.09	1,256	0.04

Related to other incomes and other expenses:
Income related to flooding	—	—	(6,597)	(0.19)

Total related to other incomes and other expenses	—	—	(6,597)	(0.19)

Total related to net income & EPS	3,467	0.10	(5,034)	(0.14)

Non-GAAP measures	14,503	0.41	14,163	0.40

Shares used in computing diluted net income per share
GAAP diluted shares		35,587		35,138
Non-GAAP diluted shares		35,587		35,138